Exhibit 99.1

Brigham Exploration Announces Successful South Louisiana Completion and Other Apparent Discoveries

          AUSTIN, Texas, May 31 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced the successful completion of the Cotten Land #1 in Iberia Parish, Louisiana, which was production tested at a rate of 10.1 Mmcfe per day.  Brigham also announced apparent discoveries with its Mills Ranch #1-99S Hunton test and the Trull B #3 Frio well.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Well	Objective	Category	WI%	NRI	Status / Comments

Cotton Land #1	Oligocene	Dev/Exp	41%	29%	Production tested @ 10.1 MMcfed, pipeline hook up expected in late June or July

Mills Ranch #1-99S	Hunton	Dev	93%	63%	Completing after encountering approximately 125’ of apparent net pay

Hobart 59-2	Gr. Wash	Dev	99%	80%	Flowing back to sales after stimulation with peak rate expected later this week

Trull B #3	Frio	Exp/Dev	75%	55%	Completing high reserve potential well, encountered 36 feet of apparent net pay

Field 18-19 1-H	Bakken	Exp	100%	79%	Drilling horizontally @ 13,000’ with good shows, expect production testing in 3 weeks

Mills Ranch 96 #1	Hunton	Dev	68%	56%	Drilling @ 14,842’ targeting Hunton @ 24,500’, results expected in September

Dawson #4	Vicksburg	Dev	100%	76%	Drilling @ 9,128’, est. total depth of 12,100’, results expected late June

Turtle Ridge #1	Lwr Frio	Exp	75%	55%	Planned June spud of high potential General Lee test, results expected in July

Kinder Canal Co. #1	Yegua,etc.	Exp	33%	25%	Planned June spud of S. Louisiana bright spot test of Plassey Prospect

Sullivan F-33	Vicksburg	Dev	100%	76%	Planned June spud of Triple Crown Field development well

Derek #3	Douglas	Dev	96%	77%	Planned late June spud of 1st well offsetting recent producer

Erickson 8-17 1-H	Bakken	Exp	100%	79%	Planned June spud of 2nd of at least three 2006 horizontal Bakken wells

Gambino #1	Cris I.	Exp	25%	19%	Planned mid-July spud of S. Louisiana prospect

C. Broad- casting #1	Yegua,etc.	Exp	33%	25%	Planned July spud of S. Louisiana multi pay bright spot test of Leuthen Prospect

Krejci #1	Mowry	Exp	50%	40%	Planned July spud of 1st of 4 Powder River Basin Horizontal Mowry and Muddy tests

Sullivan C-33	Vicksburg	Dev	Est. 100%	Est. 76%	Planned July spud of Home Run Field development well

Mracheck 15-22 1-H	Bakken	Exp	100%	77%	Planned August spud of 3rd of at least three 2006 horizontal Bakken wells

          GULF COAST LOUISIANA MIOCENE TREND COMPLETION

          Bayou Postillion Project, Iberia Parish -- Brigham recently production tested its first Bayou Postillion well, the Cotten Land Corp. #1, at a rate of approximately 9.6 MMcf of natural gas and 75 barrels of oil (10.1 MMcfe) per day, with a flowing casing pressure of approximately 3235 psi.  The Cotten Land #1 encountered approximately 34 feet of apparent pay about 324 feet high to an offsetting producer. The structurally down dip well was completed in August of 2005 at 10 MMcfe per day, and at last report was continuing to produce at about the same rate.  Brigham retains a 41% after casing point interest in the Cotten Land Corp. #1.  The Bayou Postillion Project was generated by Penn Virginia (NYSE: PVA) from the interpretation of an extensive 3-D seismic inventory acquired in the region in recent years.  Bayou Postillion is one of Brigham’s two joint ventures with Penn Virginia in Louisiana, the other is Mystic Bayou in St. Martin Parish.  Both 3-D projects target prospects in the Miocene and Upper Oligocene trends of Southern Louisiana.

          Bud Brigham, the Chairman, President and CEO stated, “We are very excited about the very strong production tests provided by the Cotten Land Corp. #1. Pipeline construction is currently underway, and we expect to commence production to sales in late June or July.  Based on these production tests, and the results to date for the structurally down dip producer, we believe it is likely we can produce the well at an early sustained rate of between 8 and 15 MMcfe per day.  We currently expect to commence three other Southern Louisiana wells in the next two months, and in October we expect to commence our high reserve potential Williams Land Company #1 in the Mystic Bayou Project.”

          Anadarko Basin Hunton Trend

          Mills Ranch Field Discovery -- Brigham is currently production testing the Mills Ranch #1-99S well, which encountered approximately 125 feet of apparent net pay in the Hunton Chimney Hill formation at a depth of 20,900 feet. Production to sales is expected by early June.  Brigham operates the Mills Ranch #1-99S well with a 93% working interest.

          Bud Brigham stated, “We’re encouraged by the apparent pay indicated by the wire line logs and associated drilling shows for the Mills Ranch #1-99S.  We are currently commencing an extended production test, which will facilitate the determination of the potential extent of the reservoir.  We have no proved reserves booked at this location, so assuming the well performs it will likely add to proved reserves in the Mills Ranch Field while also providing long lived production.”

          Gulf Coast Frio Trend

          Apparent High Reserve Potential Discovery -- Brigham’s first 2006 high reserve potential test, the Trull B #3, encountered approximately 36 feet of apparent net pay in various Frio intervals, with additional potential pay that will eventually also be tested.  Completion results are expected mid-June, at which time Brigham plans to commence its second high reserve potential test, the Turtle Ridge #1.  Turtle Ridge is an estimated 500 acre Lower Frio structure with an unrisked reserve potential of approximately 25 Bcfe. Results for the Turtle Ridge #1 are expected in August.  Brigham operates both the Trull B #3 and the Turtle Ridge #1 wells with a 75% working interest, with Royale Energy, Inc. (Nasdaq: ROYL) as a participant in both wells with a 25% working interest.

          Williston Basin Bakken Trend

          First of Three Consecutive Horizontal Bakken Wells -- Brigham is currently drilling the Field 18-19 1-H at a depth of approximately 13,000 feet.  The true vertical depth of the well is approximately 10,600 feet, with over 2,000 feet of the planned 8,938 feet of lateral formation drilled to date with good drilling shows.  Brigham expects to fracture stimulate and production test the well in late June, at which time the company plans to commence its second horizontal Bakken well.

          Bud Brigham stated, “Horizontal Bakken drilling by other operators in our area continues to provide encouragement.  Our Bakken drilling, combined with our Cotten Land #1 completion, our apparent Mills Ranch #1-99S and Trull B #3 discoveries, as well as our ongoing development drilling in the Vicksburg and Granite Wash, should drive sequential production growth in the third quarter.”

          2006 OPERATIONAL STATISTICS

          Thus far in 2006 Brigham has spud 18 wells, retaining an average working interest of approximately 62%.  Nine of these wells have been completed, three have been plugged and six are currently drilling.  Brigham’s gross and net completion rate thus far in 2006 is 75% and 79% respectively.

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company’s filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

          Contact:    Gene Shepherd, Executive Vice President and Chief Financial Officer
                           (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                                        05/31/2006
          /CONTACT:  Gene Shepherd, Executive Vice President and Chief Financial Officer of Brigham Exploration Company, +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /
          (BEXP PVA ROYL)